UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
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July 24, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) issued a News Release citing positive strategic gains under the leadership of the Company’s Chairman of the Board and Chief Executive Officer, Mr. Gerald W. Haddock, and current Company management. The Company also references progress toward the achievement of previously stated strategic objectives. Please refer to the facts outlined in the full News Release presented below and attached hereto as Exhibit 99.1.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release - Silver Star Properties REIT, Inc. dated July 24, 2025

July 24, 2025

IMPORTANT UPDATE FOR SHAREHOLDERS

- Silver Star REIT’s Turnaround Strategy Gains Momentum Amid Strong Growth
Over All Its Platforms, Particularly in McKinney, Texas and Delray Beach, Florida -

- Negotiates Comprehensive Debt Restructuring, Saving $6 Million Annually -

- Hartman’s Liquidation Strategy Will Result in No Return to Shareholders-

- Silver Star has a Proven Acumen for Selecting Growth Areas for Acquisition. and Its Strategy is the Only Path for Delivering Shareholder Value -

– Vote EARLY the WHITE Proxy Card –

Dear Fellow Shareholders

Silver Star REIT (“Silver Star” or the “Company”) announced strong performance from properties in McKinney, Texas, Delray Beach, Florida and other key markets as the Company’s leadership, under real estate veteran and CEO and Executive Chairman Gerald Haddock, executes a transformative turnaround strategy focused on self-storage assets.

McKinney, Texas, continues to exceed expectations. Silver Star’s property in McKinney is a prime example of the Company’s ability to capitalize on high growth markets and build momentum reflecting the broader economic expansion underway in Texas from general population growth and economic tailwinds. Three of the country’s fastest-growing cities are in Collin County, which gained about 76,000 new residents last year, according to the North Central Texas Council of Governments. Artificial intelligence and an expanding population are expected to vault Collin County into the upper echelon of the fastest-growing areas in the United States.

•McKinney breaks ground on airport passenger terminal to add commercial flights.
◦https://www.msn.com/en-us/travel/news/mckinney-breaks-ground-on-airport-passenger-terminal-to-add-commercial-flights/ar-AA1IS1OZ?ocid=BingNewsSerp
•Collin County set for ‘transformative’ multiyear growth driven by tech, AI: Study
◦https://www.msn.com/en-us/news/us/collin-county-set-for-transformative-multiyear-growth-driven-by-tech-ai-study/ar-AA1INPtl?ocid=BingNewsSerp

Visionary Leadership Driving a Turnaround

At the helm of Silver Star’s renewed growth is Gerald Haddock, whose track record in development and turnaround strategies is unmatched in the industry. Mr. Haddock co-founded Crescent Real Estate Equities, a diversified real estate investment trust, serving as its President, CEO, and COO, growing the company to over $8 billion in market capitalization. His string of successful major real estate developments include: The Woodlands, Houston, the Premier Master Planned Community in the United States; Bank One in Dallas; and many others. His deep market expertise, operational discipline, and ability to execute complex transactions have positioned Silver Star for long-term success. Under Mr. Haddock’s leadership, the Company has already achieved strong performance in McKinney, TX, Delray, FL and other strategic locations, validating the pivot to self-storage as both timely and effective.

•All Silver Star Storage facilities are managed internally.
•In seven months of managing Silver Star Storage’s McKinney location, occupancy as improved from 73% to 89%.
•Silver Star is working through a refinance that will significantly enhance cash flow.
•Silver Star is optimizing revenue management with the latest technology.

$6 Million in Annual Savings Through Debt Refinancing

One of Mr. Haddock’s most significant accomplishments to date has been the successful negotiation of a comprehensive refinancing deal that will save the Company approximately $6 million annually. This marks a critical milestone in the Company’s turnaround strategy, and it’s one that Hartman, former failed CEO, was unable to achieve. This refinancing creates vital financial flexibility to invest in growth and create shareholder value.

Sector Leadership and Market Validation

As highlighted in a recent episode of the Sonne Self Storage Podcast, Silver Star Podcast with Gerald Haddock: Why REITs Are Pivoting to Storage with Chris Sonne, on the Silver Star website industry experts continue to affirm the resilience and profitability of self-storage assets, particularly in inflationary environments and during periods of economic transition. Expert Mr. Sonne also notes, “now is a strong entry point for investment in self-storage, considering historical performance, consolidation opportunities, and prevailing macro trends.”

Mr. Sonne began appraising self-storage assets in the 1990s and has led the development of national platforms at Cushman & Wakefield and now Newmark, provided data-driven insights on why self-storage continues to outperform:

•Top-Performing Asset Class: Over the past 25 years, self-storage has delivered a 17.63% total return (NAREIT), outperforming apartments, industrial, and office real estate.
•Strong Resilience: Minimal loan losses (<1%) and stable returns during macroeconomic disruptions, including 9/11, COVID, and recent tariff environments.
•Attractive Fundamentals: Low new construction due to rising material costs, favorable supply-demand dynamics, and short-term lease structures enabling dynamic pricing.

“Self-storage is not flashy,” said Mr. Sonne. “But the returns speak for themselves. It’s a highly stable, cash-generating sector with significant institutional tailwinds.”

Institutionalization and Aggregation Opportunities

Mr. Sonne noted that approximately two-thirds of the U.S. self-storage market remains in the hands of small, non-institutional operators, which presents major upside for professional operators like Silver Star.

•Institutional Interest Accelerating: New entrants from multifamily and office sectors are reallocating capital to self-storage.
•REIT Validation: The recent $800 million IPO of SmartStop Self Storage REIT, despite market volatility, reflects growing investor confidence.

Strategic Pivot to Self-Storage

Self-storage offers tremendous cash flow accompanied by solid demand, with limited capital required for growth. The Company’s shift from legacy Class B and C suburban office and retail properties was driven by structural challenges in that asset class and the long-term investment appeal of self-storage:

•Strong cash flow characteristics and high occupancy rates
•Low ongoing capital requirements
•High appeal to institutional investors and REIT capital structures

For example, the Company purchased Southern Star for little to no cash and is having great success across the platforms. Management of the properties, as of July 1, is completely in-house, a positive move from a control standpoint and a financial standpoint.

Silver Star’s Execution Path

Under Mr. Haddock’s leadership, Silver Star is executing a focused self-storage strategy built on:

•Applying best-in-class development and management principles from premier commercial projects (e.g., Crescent, Trammell Crow Center) to self-storage assets.
•Leveraging valuation and market intelligence from top-tier experts like Chris Sonne to guide acquisitions and optimize returns.
•Pursuing aggregation of mom-and-pop operators to gain scale and improve operational leverage.

“We’re applying the same principles that built landmark properties to a new vertical with enormous upside,” said Mr. Haddock. “And we’re doing it with the best talent and data in the business.”

Silver Star expects to continue expanding its portfolio across Texas, Florida, and the broader Southern U.S. region in 2025 and beyond. “History is behind us. Our focus now is on building a strong, stable, income-generating platform,” continued Mr. Haddock. “COO David Wheeler has played a pivotal role in this turnaround, leading acquisitions, improving operations, and building a best-in-class platform that is already delivering results.”

Mr. Wheeler detailed recent success across the portfolio:

•Occupancy Gains:
◦Plano up 8%, Virginia Parkway and George West also improving.
◦Delray Beach, FL, a “crown jewel” asset, increased occupancy from 89% to 93% within 10 months.
•Hands-on Management: Through the acquisition of Southern Star, the Company revamped field personnel across nearly all properties, enabling more active and local engagement to drive customer acquisition and operational efficiency.
•Portfolio Footprint: Now spans 13 assets across Texas, Colorado, North Carolina, and Florida.

Acquisition and Growth Strategy

Silver Star is targeting:

•Newer-generation, ~80,000 to 90,000 sq. ft. institutional-quality assets.
•Properties in high-growth Sunbelt markets.
•Well-occupied or near-term lease-up candidates.

•Potential value-add and development opportunities to enhance returns while preserving consistent shareholder distributions.

The Company has access to additional capital, including a potential $50 million expansion facility via Emerson, subject to market conditions.

Market dynamics favor disciplined, well-capitalized operators:

•Development pipeline for new self-storage is constrained.
•High interest rates are reducing competition.
•Declining treasury yields could improve acquisition economics and leverage.

“We believe the next few years represent a highly opportunistic time to expand in self-storage,” Mr. Wheeler said. “We’re in the right place at the right time—with the right team.”

Path to a Public Listing

Mr. Haddock has successfully taken companies public before and has a clear roadmap for doing so again with Silver Star. With a stabilized asset base and a focused strategy, Silver Star is positioned to pursue a listing on a major U.S. stock exchange within the next 24 to 36 months.

The Choice Ahead: Growth or Liquidation

Shareholders are reminded that a forced liquidation of the Company would likely trigger foreclosures, resulting in a total loss of shareholder value. In contrast, a vote for the pivot strategy is a vote for growth, long-term upside, and a path toward liquidity via public markets.

“We have the plan, the people, and the properties to turn this around,” said Mr. Haddock. “Now is the time to stop the noise, refocus on execution, and allow Silver Star to realize its full potential. Silver Star REIT invites all shareholders to support our ongoing turnaround strategy and join in building long-term value.”

Vote Early the WHITE proxy card and stop the noise and disinformation. You have the power. For voting instructions, meeting details, and the latest shareholder updates, visit www.silverstarreit.com.

If you’ve already voted the BLUE card, you can still change your vote. Simply vote the WHITE card today—it is the last vote that counts.

Thank you for your continued support.

Vote now: https://web.viewproxy.com/silverstarreit/2025

Questions? Call Alliance Advisors at 1-844-202-6616 or email SLVS@allianceadvisors.com.

Sincerely,

The Board of Directors
Silver Star Properties REIT

Media Contact:
📧 press@silverstarREIT.com
Investor Relations Contact:
Investor Relations Coordinator
📧 investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6 promulgated thereunder, to the extent that any information contained in this Proxy Statement Supplement modifies, supersedes, or supplements the disclosures set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025, such information shall be deemed to so modify, supersede, or supplement—and shall be incorporated by reference into—that Proxy Statement as of the date hereof. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants in the Solicitation

Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee and current directors, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s search for a new auditor and its hope that a new auditor can be engaged in the near future and that its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.